Exhibit 10(c)

EXECUTION COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of June 19, 2014, among Energy Future Intermediate Holdings Company LLC, a Delaware limited liability company, EFIH Finance Inc., a Delaware corporation (together, the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages hereto or that becomes a party hereto pursuant to Section 8.13 (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, and the Borrowers are referred to collectively as the “Grantors”), each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, and Deutsche Bank AG New York Branch, as Collateral Agent (in such capacity, the “Collateral Agent”) under the DIP Credit Agreement (as defined below) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower is party to the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”), among the Borrower, the financial institutions from time to time party thereto as lenders (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent, the Collateral Agent, and the other agents and entities from time to time party thereto;

WHEREAS, it is a condition precedent to the making of the Loans and other financial accommodations described in the DIP Credit Agreement (collectively, “Lender Extensions of Credit”) that the Grantors shall have granted a security interest, pledge and Lien on (x) all cash and cash equivalents of the Grantors pursuant to Section 364(c)(2) of the Bankruptcy Code and (y) subject to the exclusions from Collateral (as defined herein) set forth herein, substantially all of the Grantors’ assets and properties and the proceeds thereof pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code, in each case as more fully set forth in the Final Order;

WHEREAS, the grant of such security interest, pledge and Lien has been authorized pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code by the Final Order;

WHEREAS, the Final Order or the security interest, pledge and Lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and Lien;

WHEREAS, this Security Agreement has been approved by the Final Order; and

NOW, THEREFORE, in consideration of the premises and agreements set forth herein and to induce the Administrative Agent, the Collateral Agent, the Lenders to enter into the DIP Credit Agreement and to induce the Lenders to make their respective Lender Extensions of Credit to the Borrower under the DIP Credit Agreement, to induce each Cash Management Bank to enter into Secured Cash Management Agreements and to induce each Hedge Bank to enter into Secured Hedging Agreements with the Borrower and/or its Subsidiaries and to induce the holders of any Additional First Lien Obligations to make their respective extensions of credit under the applicable Additional First Lien Agreement (collectively such extensions of credit, the “Additional First Lien Extensions of Credit”, and, collectively with the Lender Extensions of Credit, the “Extensions of Credit”), the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement.

(b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, As-Extracted Collateral, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Documents, Fixtures, Instruments, Inventory, Letter-of-Credit Right, Securities, Securities Account, Security Entitlement, Supporting Obligation, and Tangible Chattel Paper.

(c) The following terms shall have the following meanings:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex D to this Security Agreement executed by the Authorized Representative with respect to any Secured Cash Management Agreement or Secured Hedging Agreement.

“Additional First Lien Agreement” shall mean any document, instrument or agreement (including any ISDA Master Agreement and any schedules and confirmations in connection therewith), if any, pursuant to which any Grantor has or will incur Additional First Lien Obligations (including pursuant to Secured Hedging Agreements); provided that, in each case, the Indebtedness thereunder has been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.17.

“Additional First Lien Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional First Lien Agreement whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (including pursuant to Secured Hedging Agreements), in each case, that have been designated as Additional First Lien Obligations pursuant to and in accordance with Section 7.17; provided, further, that notwithstanding anything in this Security Agreement or any other Financing Document to the contrary Additional First Lien Obligations shall not include Excluded Swap Obligations.

“Additional First Lien Secured Party Consent” shall mean a consent in the form of Annex C to this Security Agreement executed by the Authorized Representative of any holders of Additional First Lien Obligations pursuant to Section 8.17.

“Authorized Representative” shall mean (i) the Administrative Agent with respect to the DIP Credit Agreement, (ii) any duly authorized agent, trustee or representative of any other Secured Party under Additional First Lien Agreements designated as “Authorized Representative” for any Secured Party in an Additional First Lien Secured Party Consent delivered to the Collateral Agent and (iii) with respect to any Secured Hedging Agreement or Secured Cash Management Agreement, any duly authorized agent, trustee or representative of the Cash Management Bank designated as “Authorized Representative” with respect to such Secured Hedging Agreement or Secured Cash Management Agreement, as applicable, in an Accession Agreement delivered to the Collateral Agent.

“Collateral” shall have the meaning provided in Section 2(a).

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble to this Security Agreement.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those referred to on Schedule 1.

“Credit Party” shall mean the Borrower, the Subsidiary Grantors and each other Subsidiary of the Borrower that is a party to the DIP Credit Agreement, any other Credit Document or any Additional First Lien Agreement.

“DIP Credit Agreement Obligations” means the “Obligations” (as defined in the DIP Credit Agreement); provided, however, that notwithstanding anything to the contrary contained in this Security Agreement and the other Financing Documents to the contrary, DIP Credit Agreement Obligations shall not include Excluded Swap Obligations.

“equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding (i) equipment subject to capital leases, purchase money obligations, (ii) other arrangements described in Section 8.1(f) of the DIP Credit Agreement to the extent it is subject to a Lien, in each case permitted by the DIP Credit Agreement, and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment pursuant to this Security Agreement and (iii) any equipment as to which the Collateral Agent and the applicable Grantor have reasonably determined (after giving effectiveness to the Final Order) that the costs or other consequences (including adverse tax consequences) of providing a security interest in such equipment is excessive in view of the benefits to be gained thereby by the Secured Parties.

“Event of Default” shall mean an “Event of Default” under and as defined in the DIP Credit Agreement or any Additional First Lien Agreement.

“Excluded Lease Rights” shall mean any Operating Lease Rights to the extent that, pursuant to the terms of an Operating Lease, the granting of a Security Interest or Lien in such Operating Lease Rights (i) would be prohibited without the consent by any other party thereto (other than a Credit Party), unless all such consents have been obtained, or (ii) would represent a breach or default thereunder or give any other party thereto (other than a Credit Party) the right to terminate its obligations or the Grantor’s rights thereunder with or without the lapse of time, the giving of notice, or both (other than to the extent that any such prohibition, restriction or obligation referred to in clauses (i) and (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or
9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consent or comply with such obligations).

“Excluded Swap Obligation” means, with respect to any Grantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Grantor of, or the grant by such guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Grantor’s failure to constitute an “eligible contract participant” at such time.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“Financing Documents” means, collectively (without duplication), each Credit Document, each Secured Hedging Agreement, each Secured Cash Management Agreement, each Additional First Lien Agreement and any other agreement, document or instrument providing for or evidencing any Secured Obligations.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto (other than a Credit Party), (ii) would not give any other party (other than a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9 407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Subject Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Credit Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Credit Party or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Credit Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Credit Party.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: (A) all Copyrights, Trademarks and Patents, and (B) all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) rights, priorities and privileges relating to the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto (other than a Credit Party), (ii) would not give any other party (other than a Credit Party) to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Securities Accounts of any Grantor (other than (i) as pledged pursuant to the Pledge Agreement and (ii) any Excluded Stock or Stock Equivalents), whether now or hereafter acquired by any Grantor, except, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Investment Property (i) is prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto (other than a Credit Party or a wholly owned subsidiary of a Credit Party) unless such consent has been expressly obtained, or (ii) would give any other party (other than a Credit Party or a wholly owned subsidiary of a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clauses (i) and (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Grantor to seek or obtain any such consents referred to in clauses (i) or (ii) above).

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Operating Lease” shall mean any lease of any property (whether real, personal or mixed) by any Grantor as lessee that does not constitute a Capital Lease with respect to such Grantor.

“Operating Lease Rights” shall mean any property, rights or interests of a Grantor as lessee pursuant to an Operating Lease.

“Outstanding Amount” means, with respect to any Financing Document, at any time, an amount equal to the sum of, without duplication, (a) the aggregate principal amount of the Loans or other Indebtedness outstanding under such Financing Document at such time plus (b) the aggregate amount of all outstanding unexpired commitments to make Loans or other advances of Indebtedness under such Financing Document.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those referred to on Schedule 2.

“Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, among the Grantors and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Required Secured Parties” means at any time, Secured Parties owed or holding more than 50% of the sum of (without duplication) (a) the outstanding amount of the Term Loans and unfunded Term Loan Commitments in the aggregate at such date and (b) the outstanding amount of unfunded Term Loan Commitments in the aggregate at such date.

“Secured Hedge Counterparty” means any Person (other than any Credit Party) that is a party to a Secured Hedging Agreement permitted under the DIP Credit Agreement.

“Secured Obligations” shall mean collectively, (i) the DIP Credit Agreement Obligations, (ii) the Additional First Lien Obligations and (iii) all advances to, and debts, liabilities, obligations, covenants and duties of, any of the Borrower or any other Restricted Subsidiary of the Borrower arising under a Secured Hedging Agreement or a Secured Cash Management Agreement permitted under the DIP Credit Agreement and the Final Order; provided, however, that notwithstanding anything to the contrary contained in this Security Agreement and the other Financing Documents to the contrary, Secured Obligations shall not include Excluded Swap Obligations.

“Secured Parties” shall mean collectively, the Secured Parties (as defined in the DIP Credit Agreement) and, if any, the holders of Additional First Lien Obligations and any Authorized Representative with respect thereto.

“Security Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning provided in Section 2(a).

“Subject Accounts” shall have the meaning provided in Section 5.1(a).

“Swap Obligation” means, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those referred to on Schedule 3; provided that any United States “intent to use” trademark applications for which a “statement of use” or “amendment to allege use” has not been filed and accepted in the United States Patent and Trademark Office (but only until such statement is filed and accepted), or to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable United States federal law, are excluded from this definition.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(d) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(g) References to “Lenders” in this Security Agreement shall be deemed to include Cash Management Banks and Hedge Banks.

2. Grant of Security Interest .

(a) Each Grantor hereby bargains, sells, conveys, collaterally assigns, sets over, mortgages, pledges and hypothecates to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a Lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, which pledge and Security Interest shall be subject to the Final Order:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all equipment and fixtures;

(v) all General Intangibles;

(vi) all Instruments;

(vii) all Intellectual Property;

(viii) all Inventory;

(ix) all Investment Property;

(x) all Supporting Obligations;

(xi) all Collateral Accounts;

(xii) all Cash and Cash Equivalents;

(xiii) all minerals, oil, gas and As-Extracted Collateral;

(xiv) all books and records pertaining to the Collateral;

(xv) to the extent not covered by the foregoing, all other DIP Collateral (as defined in the Final Order); and

(xvi) the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided, that notwithstanding anything to the contrary in this Security Agreement, the Collateral (and each defined term used therein) shall exclude Excluded Collateral.

(b) Without further order of the Bankruptcy Court, each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Borrower, other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets”, “all personal property” or words of similar effect; provided that, with respect to As-Extracted Collateral, the Collateral Agent shall only file or record financing statements in the Secretary of State or other central filing office of the jurisdiction of organization of a Grantor except in connection with a Mortgage. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

Without further order of the Bankruptcy Court, the Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent (for the benefit of the Secured Parties), as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(c) Notwithstanding anything to the contrary in this Section 2, at the Borrower’s option, the term Collateral, as it refers to the Collateral securing Additional First Lien Obligations, shall not include any Stock and other securities of a Subsidiary to the extent that the pledge of such Stock and other securities would result in the Borrower being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Additional First Lien Obligations affected; provided that neither the Borrower nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Stock pursuant to this clause (ii). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-16”) is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Borrower due to the fact that such Subsidiary’s Stock secures the Additional First Lien Obligations affected thereby, then the Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Additional First Lien Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Security Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Security Interests in favor of the Collateral Agent on the shares of Stock that are so deemed to no longer constitute part of the Collateral for the relevant Additional First Lien Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Stock to secure the Additional First Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Additional First Lien Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Security Agreement, nothing in this clause (c) shall limit the pledge of such Stock and other securities from securing the DIP Credit Agreement Obligations at all times or from securing any Additional First Lien Obligations that are not in respect of stock or securities subject to regulation by the SEC.

3. Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

3.1 Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, (b) the Liens created by the Final Order, (c) the Liens permitted under the DIP Credit Agreement and (d) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens. For the avoidance of doubt, any reference herein to Liens permitted to be outstanding shall mean only Liens permitted to be outstanding under the DIP Credit Agreement or, when applicable, the Final Order.

3.2 Perfected First Priority Liens.

(a) Upon entry of the Final Order, and subject to the terms thereof, this Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

(b) Subject to the limitations set forth in clause (c) of this Section 3.2 and the Final Order, and subject to the terms thereof, the Security Interests granted pursuant to this Security Agreement (i) constitute and will continue to constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph (other than with respect to cash and Cash Equivalents, in respect of which a Security Interest shall exist solely to the extent effective pursuant to the terms and conditions of the Final Order; and other than with respect to any As-Extracted Collateral that requires the filing or recording of financing statements other than in the office of the Secretary of State or other central filing office in the jurisdiction of organization of the applicable Grantor in order to perfect) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, as a result of (A) the completion of the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) with respect to all Instruments, Chattel Paper, Certificated Securities and negotiable Documents, to the extent perfectible under the Final Orders, pursuant to the Final Order and (C) completion of the filing, registration and recording of a fully executed agreement in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting registered Patents and Trademarks in the United States Patent and Trademark Office (or any successor office) within a three-month period, and all Collateral constituting registered Copyrights in the United States Copyright Office (or any successor office) within a one-month period pursuant to 35 USC § 261, 15 USC § 1060 or 17 USC § 205 and the regulations thereunder, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to the Final Order and Section 9.2 of the DIP Credit Agreement.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s) and (ii) filings approved by United States government offices with respect to Intellectual Property. Notwithstanding anything to the contrary herein, no Grantor shall be required to (i) complete any filings or other actions with respect to the perfection of the security interests created hereby in any jurisdiction outside of the United States or (ii) obtain a deposit account control agreement, securities account control agreement or other similar agreement with respect to any deposit account, securities account, commodities account or other bank or financial account maintained by any Grantor.

(d) It is understood and agreed that the Security Interests in Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

4. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until all Secured Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations in respect of Secured Cash Management Agreements or Contingent Obligations) are paid in full, the Commitments are terminated:

4.1 Maintenance of Perfected Security Interest; Further Documentation.

(a) Subject to the Final Order, such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b) Such Grantor will furnish (without further order of the Bankruptcy Court) to the Collateral Agent, the Lenders and any other Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request. In addition, within 30 days after the end of each calendar quarter, such Grantor will deliver to the Collateral Agent a written supplement substantially in the form of Annex A hereto with respect to any additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office and acquired by such Grantor after the date hereof, all in reasonable detail.

(c) Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor (and without further order of the Bankruptcy Court), it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(i)(C)), which may be required under any applicable law, or which the Collateral Agent or the Required Secured Parties may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(i)(C), all at the expense of such Grantor.

(d) Notwithstanding anything in this Section 4.1 to the contrary and subject to the terms and conditions of the Final Order, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the DIP Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Domestic Subsidiary that is required by the DIP Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take (without further order of the Bankruptcy Court), all actions required by the DIP Credit Agreement or this Section 4.1.

4.2 Changes in Locations, Name, etc. Each Grantor will furnish (without further order of the Bankruptcy Court), to the Collateral Agent promptly (and in any event within 30 days of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.

4.3 Notices. Each Grantor will advise the Collateral Agent, the Lenders and each of the other Secured Parties promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or pursuant to the Final Order or Liens permitted under the DIP Credit Agreement or the Final Order) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder

5. Remedial Provisions.

5.1 Certain Matters Relating to Accounts.

(a) At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable written notice to the Borrower and any other relevant Grantor and subject in any event to the terms and conditions of the Final Order, the Required Secured Parties shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts that are Collateral (the “Subject Accounts”) in any manner and through any medium that the Required Secured Parties reasonably consider advisable, and each Grantor shall furnish all such assistance and information as the Required Secured Parties may require in connection with such test verifications. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Subject Accounts and the Collateral Agent may subject in any event to the terms and conditions of the Final Order curtails or terminates said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default and subject in any event to the terms and conditions of the Final Order, any payments of Subject Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Subject Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s written request (and subject in any event to the terms and conditions of the Final Order) at any time after the occurrence and during the continuance of an Event of Default and subject in any event to the terms and conditions of the Final Order, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Subject Accounts, including all original orders, invoices and shipping receipts.

(d) Upon the occurrence and during the continuance of an Event of Default and subject in any event to the terms and conditions of the Final Order, a Grantor shall not grant any extension of the time of payment of any of the Subject Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the such Grantor in writing not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

(e) At the direction of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default and subject in any event to the terms and conditions of the Final Order, each Grantor shall grant to the Collateral Agent to the extent assignable, an irrevocable, non-exclusive, fully paid-up, royalty-free, worldwide license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation of printout thereof.

5.2 Communications with Credit Parties; Grantors Remain Liable.

(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable written notice to the relevant Grantor of its intent to do so, communicate with obligors under the Subject Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Subject Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Subject Accounts that the Subject Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Subject Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Subject Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Subject Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3 Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Subject Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor and subject in any event to the terms and conditions of the Final Order, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held (without further order of the Bankruptcy Court) by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the order specified in Section 4.2 of the DIP Credit Agreement and in accordance with the Final Order. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5 Code and Other Remedies. If an Event of Default shall occur and be continuing and within five (5) calendar days’ notice to the Borrower, and subject in any event to the terms and conditions of the Final Order, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it and subject in any event to the terms and conditions of the Final Order, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may, with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at one or more public or private sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and, subject to the terms of the DIP Credit Agreement, the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Secured Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable and documented fees, disbursements and other charges of one firm of counsel and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, to the Administrative Agent and Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of such conflict and thereafter, after receipt of the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person) to collect such deficiency.

5.7 Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Subject in any event to the terms and conditions of the Final Order, each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Secured Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the DIP Credit Agreement, the other Credit Documents, any Additional First Lien Agreement and any other documents executed and delivered in connection therewith (including any Secured Cash Management Agreements and Secured Hedging Agreements) and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Cash Management Agreement or Secured Hedging Agreement the applicable Cash Management Bank or Hedge Bank, or, in the case of any Additional First Lien Agreement, the trustee, agent or representative thereunder or the required lenders, holders or counterparties thereunder) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Grantor or any other Person or any release of the Borrower or any Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. The Collateral Agent.

6.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement (in each case subject in any event to the terms and conditions of the Final Order), and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after five (5) calendar days’ written notice by the Collateral Agent of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Subject Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Subject Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance required to be maintained by such Grantor pursuant to Section 7.3 of the DIP Credit Agreement;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii) assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable business discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1 (to the extent required to be reimbursed by the Grantors pursuant to the Credit Documents), together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the DIP Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct.

6.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by this Security Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5 Continuing Security Interest; Assignments Under the DIP Credit Agreement; Release.

(a) This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and permitted assigns until all Secured Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations in respect of Secured Cash Management Agreements or Contingent Obligations) and the obligations of each Grantor under this Security Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the DIP Credit Agreement, any Additional First Lien Agreements (including any Secured Cash Management Agreement or Secured Hedging Agreement) the Credit Parties may be free from any Secured Obligations.

(b) A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released as it relates to (x) the DIP Credit Agreement Obligations, upon the consummation of any transaction permitted under the DIP Credit Agreement as a result of which such Subsidiary Grantor ceases to be a Subsidiary Guarantor and (y) as it relates to the Additional First Lien Obligations under any Additional First Lien Agreement, upon the consummation of any transaction not prohibited under such Additional First Lien Agreement, as a result of which such Subsidiary Guarantor ceases to be a guarantor under such Additional First Lien Agreement pursuant to the applicable provision(s) of such Additional First Lien Agreement.

(c) The Security Interest granted hereby in any Collateral shall automatically and without further action be released (i) if (and to the extent) provided in (A) Section 11.1 of the DIP Credit Agreement and (B) any applicable provision of any Additional First Lien Agreement and (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in such Collateral pursuant to Section 11.1 of the DIP Credit Agreement and any applicable provision of any Additional First Lien Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and Security Interest created hereby.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6 Reinstatement. Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by the Collateral Agent or any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7. Collateral Agent.

(a) Deutsche Bank AG New York Branch is hereby appointed Collateral Agent hereunder and under the other Credit Documents and the Administrative Agent (for itself and on behalf of each Lender (as defined in the DIP Credit Agreement)) hereby authorizes Deutsche Bank AG New York Branch to act as Collateral Agent in accordance with the terms hereof and the other Security Documents and specifically authorizes the Administrative Agent or Collateral Agent, as applicable, to enter into an intercreditor agreement with respect to an Incremental Facility. Each Secured Cash Management Bank and each other Secured Party by their acceptance of the benefits of this Security Agreement hereby authorizes Deutsche Bank AG New York Branch to act as Collateral Agent in accordance with the terms of this Security Agreement and the other Security Documents. The Collateral Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Security Documents, as applicable. In performing its functions and duties hereunder, the Collateral Agent shall act solely as an agent of the Secured Parties and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party or any of its Subsidiaries. Each of the Administrative Agent (for itself and on behalf of each Lender (as defined in the DIP Credit Agreement)) and each other Secured Party irrevocably authorizes the Collateral Agent to take such action on their behalf and to exercise such powers, rights and remedies hereunder and under the other Security Documents as are specifically delegated or granted to the Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Collateral Agent shall not have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Secured Party, and nothing herein or in any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or in the other Security Documents. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the applicable Secured Parties in accordance with the terms of this Section 7(a).

(b) The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the DIP Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to Section 10.9 of the DIP Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Security Agreement; removal of the Collateral Agent shall also constitute removal under this Security Agreement; and appointment of a Collateral Agent pursuant to Section 10.9 of the DIP Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Security Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 10.9 of the DIP Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Security Agreement, and the retiring or removed Collateral Agent under this Security Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Collateral Agent hereunder.

(c) The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Secured Cash Management Agreement or Secured Hedging Agreement the obligations under which constitute Secured Obligations, unless it shall have received an Accession Agreement from a Grantor or any such Secured Party as to the existence and terms of the applicable Secured Cash Management Agreement or Secured Hedging Agreement.

8. Miscellaneous.

8.1 Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with Section 11.1 of the DIP Credit Agreement.

8.2 Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 11.2 of the DIP Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower at the Borrower’s addresses set forth in Section 11.2 of the DIP Credit Agreement (whether or not then in effect) and all notices to any holder of obligations under any Additional First Lien Agreements, at its address set forth in the Additional First Lien Secured Party Consent, as such address may be changed by written notice to the Collateral Agent and the Borrower.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification. Each Grantor agrees (a) to pay or reimburse the Collateral Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, negotiation, preparation and execution and delivery of, and any amendment, supplement or modification to, this Security Agreement and any other documents prepared in connection herewith or therewith, the consummation and administration of the transactions contemplated hereby and thereby, any Event of Default or the enforcement or preservation of any rights under this Security Agreement; (b) to pay, indemnify, and hold harmless each the Collateral Agent from, any and all recording and filing fees and (c) to pay, indemnify, and hold harmless the Collateral Agent against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented out-of-pocket fees, disbursements and other charges of the Collateral Agent, or, with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement and any such other documents (all the foregoing in this clause (c), collectively, the “indemnified liabilities”) (SUBJECT TO THE PROVISO BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSON); provided that no Grantor shall have any obligation hereunder to the Collateral Agent with respect to indemnified liabilities to the extent they resulting from (A) the gross negligence, bad faith or willful misconduct of such indemnified Person or any of its Related Parties, as determined by a final non-appealable judgment of a court of competent jurisdiction, or (B) disputes not involving an act or omission of such Grantor or any other Credit Party and that is brought by an indemnified Person against any other indemnified Person, other than any claims against any indemnified Person in its capacity or in fulfilling its role as the Collateral Agent.

All amounts payable under this Section 8.4 shall be paid pursuant to the terms of Section 11.5 of the DIP Credit Agreement.

No Grantor nor any indemnified Person shall have any liability for any special, punitive, indirect or consequential damages resulting from this Security Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (except, in the case of any Grantor’s obligation hereunder to indemnify and hold harmless the indemnified Persons, to the extent any indemnified Persons is found liable for special, punitive, indirect or consequential damages to a third party). No indemnified Persons shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Security Agreement or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith, gross negligence or material breach of any indemnified Person or any of its Related Parties (as determined by a final non-appealable judgment of a court of competent jurisdiction). This Section 8.4 shall not apply to Taxes.

8.5 Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the DIP Credit Agreement and each Additional First Lien Agreement.

8.6 Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g., a “pdf’ or “tif’ file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

8.7 Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8 Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9 Integration. This Security Agreement together with the other Credit Dcouments and each Additional First Lien Agreement represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents and each Additional First Lien Agreement.

8.10 GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

8.11 Submission to Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

a. submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Financing Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Bankruptcy Court, and to the extent the Bankruptcy Court does not have (or abstains from exercising) jurisdiction, the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

b. consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

c. agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

d. agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction;

e. waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages; and

f. agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

8.12 Acknowledgments. Each party hereto hereby acknowledges that:

a. it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Financing Documents to which it is a party;

b. neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Financing Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

c. no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

8.13 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Security Agreement pursuant to Section 7.11 of the DIP Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex B hereto or in such other form reasonably satisfactory to the Collateral Agent. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.15 Oncor Separateness.

(a) The Collateral Agent, on behalf of itself and the Secured Parties, acknowledges (i) the legal separateness of the Borrower and the Grantors from Oncor and its Subsidiaries, (ii) that the lenders under the Oncor Credit Facility and the noteholders under Oncor and its Subsidiaries’ indentures have likely advanced funds thereunder in reliance upon the separateness of Oncor and its Subsidiaries (and in the case of the Oncor Credit Facility, Oncor Electric and its respective Subsidiaries) from the Borrower and the Grantors, (iii) that Oncor and its Subsidiaries have assets and liabilities that are separate from those of the Borrower and its other Subsidiaries, (iv) that the Secured Obligations owing under the Credit Documents and any Additional First Lien Agreement are obligations and liabilities of the Borrower and the Grantors only, and are not the obligations or liabilities of Oncor or any of its Subsidiaries, (v) that the Secured Parties shall look solely to the Borrower, the Grantors and their assets, and not to any assets, or to the pledge of any assets, owned by Oncor or any of its Subsidiaries, for the repayment of any amounts payable pursuant to the Credit Documents or any Secured Cash Management Agreement or Secured Hedging Agreement and for satisfaction of any other Secured Obligations owing to the Secured Parties under the Credit Documents or any Secured Cash Management Agreement or Secured Hedging Agreement, and (vi) that none of Oncor or its Subsidiaries shall be personally liable to the Secured Parties for any amounts payable, or any other liability, under the Credit Documents, any Additional First Lien Agreement or any Secured Cash Management Agreement or Secured Hedging Agreement.

(b) The Collateral Agent, on behalf of itself and the Secured Parties, shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver, or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against Oncor, or any of its Subsidiaries, or against any of Oncor’s, or any of their Subsidiaries’ assets. The Collateral Agent, on behalf of itself and the Secured Parties, acknowledges and agrees that each of Oncor and its Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity.

8.16 [Reserved]

8.17 Additional First Lien Obligations. On or after the date hereof and so long as expressly permitted by the DIP Credit Agreement and the Final Order, the Borrower or any other Credit Party may from time to time designate Indebtedness and other Obligations (including Secured Hedging Agreements and Secured Cash Management Agreements) at the time of incurrence to be secured on a pari passu basis with the Secured Obligations as Additional First Lien Obligations hereunder by delivering to the Collateral Agent (with copies to each Authorized Representative) (a) a certificate signed by an Authorized Officer of the Borrower (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Additional First Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Additional First Lien Obligations is not prohibited by the terms of the DIP Credit Agreement and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed Additional First Lien Secured Party Consent (in the form attached as Annex C). Each Authorized Representative and each other Secured Party hereby agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Additional First Lien Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Additional First Lien Obligations as set forth in each Additional First Lien Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC
as a Borrower

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

EFIH FINANCE INC. as a Borrower

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Michael Winters
	Name:	Michael Winters
	Title:	Vice President

Signature Page to

Security Agreement

Schedule 1

Copyrights

None.

Schedule 2

Patents

None.

Schedule 3

Trademarks

None.

ANNEX A TO

THE SECURITY AGREEMENT

SUPPLEMENT NO. [    ], dated as of [    ], to the SECURITY AGREEMENT dated as of [    ], 2014, among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), and Deutsche Bank AG New York Branch, as Collateral Agent for the Secured Parties (as defined therein).

A. Reference is made to the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”) among Energy Future Intermediate Holding Company LLC, EFIH Finance, Inc. (together, the “Borrower”), as the Borrower, the lending institutions from time to time parties thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent, the Collateral Agent, and the other agents and entities party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the DIP Credit Agreement and to induce the respective Lenders to make their respective Extensions of Credit to the Borrower under the DIP Credit Agreement and to induce the Cash Management Banks and Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedging Agreements and to induce the holders of any Additional First Lien Obligations to make their respective Extensions of Credit thereunder.

D. Pursuant to Section 4.1(b) of the Security Agreement, within 30 days after the end of each calendar quarter, each Grantor has agreed to deliver to the Collateral Agent a written supplement substantially in the form of this Supplement with respect to any additional Copyrights, Patents and Trademarks acquired by such Grantor after the date of the DIP Credit Agreement. The Grantors have identified on Schedule I, II and III hereto the additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office acquired by such Grantors after the date of the DIP Credit Agreement. The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office.

Accordingly, the Collateral Agent and the Grantors agree as follows:

SECTION 1.(a) Schedule 1 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule I hereto, (b) Schedule 2 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule II hereto and (c) Schedule 3 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule III hereto.

SECTION 2. Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Intellectual Property set forth in Schedules I, II and III hereto. Each Grantor hereby represents and warrants that the information set forth on Schedules I, II and III hereto is true and correct in all material respects as of the date hereof.

A-1

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g., a “pdf’ or “tif’ file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement.

SECTION 8. Each Grantor agrees to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in accordance with Section 8.4 of the Security Agreement.

[SIGNATURE PAGES FOLLOW]

A-2

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[ ],
as Grantor

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

Signature Page to

Supplement No. [    ] to Security Agreement

Schedule I

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications

OWNER	TITLE	REGISTRATION NUMBER

Schedule II

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications

OWNER	TITLE	REGISTRATION NUMBER

Schedule III

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications

OWNER	TITLE	REGISTRATION NUMBER

ANNEX B TO

THE SECURITY AGREEMENT

SUPPLEMENT NO. [        ], dated as of [        ], to the SECURITY AGREEMENT dated as of [        ], 2014, among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), and Deutsche Bank AG New York Branch, as Collateral Agent for the Secured Parties (as defined therein).

A. Reference is made to the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”) among Energy Future Intermediate Holding Company LLC, EFIH Finance, Inc. (together, the “Borrower”), the lending institutions from time to time parties thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent, the Collateral Agent, and the other agents and entities party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the DIP Credit Agreement and to induce the respective Lenders to make their respective Extensions of Credit to the Borrower under the DIP Credit Agreement and to induce the Cash Management Banks and Hedge Banks to enter into Secured Cash Management Agreements, and Secured Hedging Agreements and to induce the holders of any Additional First Lien Obligations to make their respective Extensions of Credit thereunder.

D. Section 8.11 of the DIP Credit Agreement and/or the equivalent provision of any Additional First Lien Agreement and Section 8.13 of the Security Agreement provide that additional Subsidiaries may become Grantors under the Security Agreement by execution and delivery of this Supplement. Each undersigned Domestic Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders to make additional Extensions of Credit and as consideration for Extensions of Credit previously made and to induce the holders of any Additional First Lien Obligations to extend credit thereunder as consideration for Additional First Lien Extensions of Credit previously made and to induce the holders of any Additional First Lien Obligations to extend credit thereunder as consideration for Additional First Lien Extensions of Credit previously made and to induce one or more Cash Management Banks and/or Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedging Agreements.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1. In accordance with Section 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof (except where such representations and warranties expressly related to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date). In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a Security Interest in all of the Collateral of such

New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or law).

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g. a “pdf” or “tif’ file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4. Each New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the type of organization or corporate structure of such New Grantor (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (v) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books of records relating to Collateral owned by it and (b) as of the date hereof (i) Schedule II hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights registered or applied for with the United States Copyright Office, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents registered or applied for with the United States Patent and Trademark Office, (iii) Schedule IV hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in

Section 11.2 of the DIP Credit Agreement (whether or not then in effect) and all notices to any holder of obligations under any Additional First Lien Agreements, at its address set forth in the Additional First Lien Secured Party Consent, as such address may be changed by written notice to the Collateral Agent and the Borrower.

SECTION 9. Each Grantor agrees to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in accordance with Section 8.4 of the Security Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[ ],
as Grantor

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [        ] TO SECURITY AGREEMENT]

Schedule I

COLLATERAL

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number	Chief Executive Officer and Principal Place of Business

Schedule II

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications

OWNER	TITLE	REGISTRATION NUMBER

Schedule III

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications

OWNER	TITLE	REGISTRATION NUMBER

Schedule IV

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications

OWNER	TITLE	REGISTRATION NUMBER

ANNEX C TO

THE SECURITY AGREEMENT

[Form of]

ADDITIONAL FIRST LIEN SECURED PARTY CONSENT

[Name of Additional First Lien Secured Party]

[Address of Additional First Lien Secured Party]

[Date]

The undersigned is the Authorized Representative for Persons wishing to become Secured Parties (the “New Secured Parties”) under (i) the Security Agreement dated as of June 19, 2014 (as heretofore amended, restated, supplemented or otherwise modified, the “Security Agreement” (terms used without definition herein have the meanings assigned to such term by the Security Agreement)), (ii) the Pledge Agreement dated as of [        ], 2014 (as heretofore amended, restated, supplemented or otherwise modified, the “Pledge Agreement”) among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), and Deutsche Bank AG New York Branch, as Collateral Agent for the Secured Parties (as defined therein) and (iii) each other Security Document, including the Mortgage.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Security Agreement, the Pledge Agreement and the other Security Documents on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligation”) and to act as the Authorized Representative for the New Secured Parties;

(ii) acknowledges that the New Secured Parties have received a copy of the Security Agreement, the Pledge Agreement and the other Security Documents;

(iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Security Agreement, the Pledge Agreement and each other Security Document as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

(iv) agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Additional First Lien Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement and agrees that its address for receiving notices pursuant to the Security Agreement and the Pledge Agreement shall be as follows:

[Address]

The Collateral Agent, by acknowledging and agreeing to this Additional First Lien Secured Party Consent, accepts the appointment set forth in clause (iii) above.

THIS ADDITIONAL FIRST LIEN SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

IN WITNESS WHEREOF, the undersigned has caused this Additional First Lien Secured Party Consent to be duly executed by its authorized officer as of the         day of 20    .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC EFIH FINANCE, INC.
AND THE OTHER GRANTORS PARTY TO THE SECURITY AGREEMENT, each as a Grantor

By:
Name:
Title:

ANNEX D TO

THE SECURITY AGREEMENT

[FORM OF]

ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT (this “Agreement”), dated as of [        ], 20        , is entered into by [        ], a [        ], as an Additional Secured Party (as defined below) (the “Additional Secured Party”), and acknowledged by ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC, a Delaware limited liability company, EFIH FINANCE, INC., a Delaware corporation (together, the “Borrowers), and Deutsche Bank AG New York Branch, in its capacity as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties, under the Security Agreement (as defined below). Capitalized terms used herein without definition shall have the meaning assigned to them in the Security Agreement.

Reference is made to that certain Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of June 19, 2014, by and among the Borrower, the Subsidiary Grantors party thereto, the Collateral Agent and the other Persons from time to time parties thereto.

Pursuant to Section 7(c) of the Security Agreement, the Additional Secured Party hereby notifies the Collateral Agent that the Additional Secured Party is a [Secured Hedge Counterparty][Cash Management Bank] pursuant to the [        ], dated as of [        ], [between][among] [        ] and the Additional Secured Party (the “Additional Document”), which Additional Document is a [Secured Hedging Agreement] [Secured Cash Management Agreement], under and as defined in the DIP Credit Agreement and is entitled to the benefit of the Security Agreement.

The undersigned is entering into this Accession Agreement in order to become a Secured Party under and as defined in the Security Agreement, and to benefit from the Collateral under and in accordance with the terms of the Security Agreement (an “Additional Secured Party”).

Attached hereto as Annex 1 is a certificate of a Responsible Officer of the Borrower stating that [the Borrower] [name of Subsidiary Guarantor] intends to enter into a [Secured Hedging Agreement] [Secured Cash Management Agreement], and that such additional obligations will be Secured Obligations and are permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the DIP Credit Agreement, each Additional First Lien Agreement, the Final Order and the other applicable Credit Documents to be incurred by the relevant Credit Party and secured by a first lien equally and ratably with all previously existing and future Secured Obligations.

The Additional Secured Party hereby becomes a Secured Party as [a Secured Hedge Counterparty] [Cash Management Bank].

The Additional Secured Party hereby agrees for the benefit of the Collateral Agent and the other Secured Parties as follows: The Additional Secured Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Secured Party will be deemed to be a party to the Security Agreement, and, from and after the date hereof, shall have all of the obligations of Secured Party thereunder as if it had originally executed the Security Agreement. The Additional Secured Party hereby ratifies, as of the date hereof, and accedes to and agrees to be bound by, all of the terms, provisions and conditions applicable to a Secured Party and [a Secured Hedge Counterparty] [Cash Management Bank] contained in the Security Agreement and the other Credit Documents.

To the extent the Additional Secured Party is an agent or trustee for one or more other parties, the Additional Secured Party acknowledges that it has the authority to bind such other parties to the Security Agreement and such other parties are hereby bound by the terms and conditions of the Security Agreement. The Additional Secured Party hereby agrees (on behalf of itself and any other party claiming through it) to comply with the terms of the Security Agreement.

As of the date hereof, Schedule I hereto sets forth the “Floor Amount” of the Additional Secured Party. The amount of credit to be extended to the Borrower or the applicable Subsidiary Grantor under the Additional Document will be $[        ].

The address of the Additional Secured Party (and any Authorized Representative for such Additional Secured Party) for purposes of all notices and other communications is [        ], Attention of [        ] (Facsimile No. [        ], electronic mail address: [        ]).

This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, the Additional Secured Party has caused this Accession Agreement to be duly executed by its authorized representative, and each of the Borrower and the Collateral Agent have caused the same to be accepted by its authorized representative, as of the day and year first above written.

[ADDITIONAL SECURED PARTY]

By:
Name:
Title:

ACKNOWLEDGED:

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC, as Borrower

By:
Name:
Title:

EFIH FINANCE INC., as Borrower

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title: